         ===============================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BANCORP RHODE ISLAND, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Rhode Island                                      05-0509802
-------------------------------------         ----------------------------------
(State or other jurisdiction                 (I.R.S. Employer Identification No.)
of incorporation or organization)

One Turks Head Place, Providence, Rhode Island                 02903
----------------------------------------------              -------------------
(Address of Principal Executive Offices)                     (Zip Code)

                           2002 Equity Incentive Plan
                           --------------------------
                            (Full title of the plans)

                          Merrill W. Sherman, President
                           Bancorp Rhode Island, Inc.
                              One Turks Head Place
                              Providence, RI 02903
                              --------------------
                     (Name and address of agent for service)

                                 (401) 456-5000
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Margaret D. Farrell, Esq.
                        Hinckley, Allen & Snyder LLP
                                1500 Fleet Center
                         Providence, Rhode Island 02903
                                 (401) 274-2000

      ====================================================================
                         CALCULATION OF REGISTRATION FEE
      ====================================================================

Title of                                   Proposed               Proposed
securities               Amount            maximum                maximum                 Amount of
to be                    to be             offering price         aggregate               registration
registered               registered (1)    per share(2)           offering price          fee
----------------------------------------------------------------------------------------------------------
Common Stock             25,000            $35.00                 $875,000                $110.86
(par value
$0.01)
-----------------------------------------------------------------------------------------------------------

(1)  Based solely on the number of shares of common  stock,  par value $0.01 per
     share  (the  "Common   Stock"),   of  Bancorp  Rhode   Island,   Inc.  (the
     "Registrant")  reserved for issuance upon exercise of options granted or to be granted pursuant to the above named stock option plans (the "Plans"). In addition to such shares, this Registration Statement covers an undetermined number  of  shares of Common  Stock of the  Registrant  that,  by reason of certain events specified in the Plans, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

(2)  Estimated  solely for the purpose of calculating  the  registration  fee in accordance with Rule 457(h),  pursuant to which a total of 25,000 shares of the Registrant's Common Stock that may be acquired upon exercise of options to be granted are deemed to be offered at $35.00 per share,  the average of the high and low prices of the Registrant's Common Stock as reported by The
     Nasdaq Stock Market(R)on August 13, 2004.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

     Not required to be filed with the Securities and Exchange  Commission  (the
"Commission").

Item 2.           Registrant Information and Employee Plan Annual Information.

     Not required to be filed with the Commission.

     Note:  The documents  containing the  information  specified in this Part I will be sent or given to Plan participants as specified by Rule 428(b)(1).  Such documents  need  not be  filed  with  the  Commission  either  as  part  of this registration  statement or as prospectuses or prospectus supplements pursuant to
Rule 424. These  documents and the documents  incorporated  by reference in this registration  statement  pursuant  to  Item 3 of Part  II of  this  Form,  taken together,  constitute a prospectus that meets the  requirements of Section 10(a)
of the Securities Act of 1933, as amended ("Securities Act").

                        Registration of Additional Shares

     The Registrant filed an initial Registration  Statement with the Commission on May 24, 2002 on Form S-8,  incorporated herein by reference,  relating to the
Registrant's  2002 Incentive and Nonqualified  Stock Option Plan, as amended and renamed the 2002 Equity  Incentive Plan (the "2002 Plan"),  and the Non-Employee
Directors Stock Plan, as amended (the  "Directors  Plan"),  registering  200,000 shares of Common Stock reserved for issuance upon exercise of options granted or to be  granted  under the 2002 Plan and an  additional  25,000  shares of common stock  reserved for issuance upon  exercise of options  granted or to be granted under the Directors  Plan.  The  Registrant  subsequently  filed a  Registration
Statement with the Commission on July 17, 2003 registering an additional  75,000 shares  issuable  under the 2002 Plan  increasing  the total  authorized  shares issuable under the 2002 Plan from 200,000 to 275,000. Pursuant to Section 4.2 of the 2002 Plan,  the number of shares of Common  Stock  authorized  for  issuance under the 2002 Plan has been  automatically  increased  from 275,000 to 300,000.
This Registration Statement shall serve to register the additional 25,000 shares issuable under the 2002 Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     The  following   documents  and  information   heretofore  filed  with  the
Commission by the Registrant are incorporated by reference in this  registration statement:

(1)  The  description  of  the  Registrant's   Common  Stock  contained  in  the
     Registrant's   Registration   Statement  filed  under  Section  12  of  the
     Securities  Exchange Act of 1934, as amended  ("Exchange Act") on Form 8-A, including all  amendments or reports filed for the purpose of updating such description.

(2)  The Annual Report of the  Registrant on Form 10-K for the fiscal year ended
     December 31, 2003.

(3)  The Registrant's  Quarterly Report on Form 10-Q for the quarter ended March
     31, 2004.

(4)  The  Registrant's  Definitive  Proxy Statement filed with the Commission on
     April 13,  2004 in  connection  with the  Registrant's  Annual  Meeting  of
     Shareholders held on May 19, 2004.

(5)  The  Registrant's  Current  Report on Form 8-K filed with the Commission on
     April 20, 2004

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the  Exchange  Act after the end of the fiscal year ended  December
31, 2003 and prior to the date of the  termination of the offering of the Common
Stock offered hereby shall be deemed to be  incorporated  by reference into this registration  statement  and to be a part hereof from the date of filing of such documents.  Any  statement  contained  herein or in a document  incorporated  or deemed to be incorporated by reference  herein shall be deemed to be modified or superseded  for  purposes of this  registration  statement  to the extent that a statement  contained  herein  or in any  document  which is or is  deemed  to be incorporated by reference  herein  modifies or supersedes  such  statement.  Any statement so modified or superseded  shall not be deemed,  except as so modified or superseded, to constitute a part of this registration statement.

     The  Registrant  will  provide  without  charge  to each  person  to whom a
Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents).  Written requests should be directed to Albert
R. Rietheimer, Chief Financial Officer, Bank Rhode Island, One Turks Head Place,
Providence,  Rhode  Island  02903.  Telephone  requests may be directed to (401)
456-5000.

Item 4.           Description of Securities.

                  Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Certain  legal  matters in  connection  with the  validity of the shares of
Common  Stock  offered  hereby  have  been  passed  upon for the  Registrant  by
Hinckley,  Allen & Snyder LLP, 1500 Fleet Center,  Providence,  Rhode Island
02903.  Margaret D. Farrell,  a partner of Hinckley,  Allen & Snyder LLP, is the  Secretary  of the  Registrant  and a member  of the  Registrant's  Board of
Directors.

Item 6.           Indemnification of Directors and Officers.

     Item 20. "Indemnification of Directors and Officers" of Part II of the Form
S-4  Registration  Statement  declared  effective by the Commission on April 13,
2000, including all amendments or reports filed for the purpose of updating such information, is hereby incorporated by reference in this registration statement.

Item 7.           Exemption from Registration Claimed.

     Not applicable.

Item 8.           Exhibits.

         Exhibit No.       Description
         ----------        -----------

         5                 Opinion of Hinckley, Allen & Snyder LLP

         23.1              Consent of KPMG LLP

         23.2              Consent of Hinckley, Allen & Snyder LLP
                           (contained in their opinion filed as Exhibit 5)

         24                Power of Attorney (included on signature page of
                           this Registration Statement)

Item 9.           Undertakings.

1.   Rule 415 offering. The undersigned Registrant hereby undertakes:

     a.   To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i.   To include any  prospectus  required by Section  10(a)(3) of the Securities Act;

               ii.  To reflect  in the  prospectus  any facts or events  arising after the effective date of the  registration  statement (or the most recent  post-effective  amendment  thereof)  which, individually  or in the  aggregate,  represent a fundamental change  in the  information  set  forth in the  registration statement; and

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such  information in the registration statement;  PROVIDED,  HOWEVER, that paragraphs
                    (a)(1)(i) and  (a)(1)(ii)  do not apply if the  registration statement  is on Form  S-3,  Form S-8 or Form  F-3,  and the information  required  to be  included  in a  post-effective amendment  by those  paragraphs  is  contained  in  periodic reports  filed by the  registrant  pursuant to Section 13 or
                    15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     b.   That,  for the purpose of determining  liability  under the Securities
          Act, each such  post-effective  amendment  shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     c.   To remove from registration by means of a post-effective amendment any of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

2.   Filings incorporating  subsequent Exchange Act documents by reference.  The undersigned  Registrant hereby undertakes that, for purposes of determining any liability  under the  Securities  Act, each filing of the  Registrant's annual report  pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where  applicable,  each filing of an employee benefit plan's annual report pursuant to Section  15(d) of the  Exchange  Act) that is  incorporated  by reference  in  the  registration  statement  shall  be  deemed  to be a new registration  statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial
     BONA FIDE offering thereof.

3.   Incorporated  annual and  quarterly  reports.  The  undersigned  registrant hereby  undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the  prospectus is sent or given,  the latest annual report  to  security  holders  that is  incorporated  by  reference  in the prospectus and furnished  pursuant to and meeting the  requirements of Rule
     14a-3 or Rule 14c-3 under the Exchange  Act; and,  where interim  financial information  required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus,  to deliver,  or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

4.   Requests  for  acceleration  of  effective  date or filing of  registration statement on Form S-8. Insofar as indemnification  for liabilities  arising under the  Securities  Act may be  permitted  to  directors,  officers  and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise,  the  Registrant  has been advised that in the opinion of the
     Commission  such  indemnification  is against public policy as expressed in the Securities Act and is,  therefore,  unenforceable.  In the event that a claim for indemnification  against such liabilities (other than the payment by the Registrant for expenses  incurred or paid by a director,  officer or controlling  person of the  Registrant  in the  successful  defense  of any action,  suit or  proceeding)  is  asserted  by such  director,  officer or controlling person in connection with the securities being registered,  the
     Registrant  will,  unless in the opinion of its counsel the matter has been settled  by  controlling  precedent,  submit  to  a  court  of  appropriate jurisdiction  the question  whether such  indemnification  by it is against public  policy as expressed in the  Securities  Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Providence, State of Rhode Island, on the 20th day of
July, 2004.

                                   BANCORP RHODE ISLAND, INC.

                                   By: /s/ Merrill W. Sherman
                                      -------------------------------------------
                                          Merrill W. Sherman
                                          President and Chief Executive Officer

     We, the undersigned  officers and directors of Bancorp Rhode Island,  Inc., in the City of Providence,  Rhode Island hereby severally constitute and appoint
Merrill W. Sherman and Albert R.  Rietheimer our true and lawful  attorneys with full power of substitution together, and each of them singly, to sign for us and in our names in the capacities  indicated below,  the Registration  Statement on
Form  S-8  filed  herewith  and  any and all  pre-effective  and  post-effective amendments to said Registration  Statement,  and generally to do all such things in our names and on our behalf in our  capacities  as officers and  directors to enable  Bancorp  Rhode  Island,  Inc.  to  comply  with  the  provisions  of the
Securities Act of 1933, as amended,  and all  requirements of the Securities and
Exchange Commission,  hereby ratifying and confirming our signatures as they may be  signed  by our  said  attorneys,  or any one of them,  to said  Registration
Statement and all amendments thereto.

     Pursuant to the  requirements  of the  Securities  Act of 1933, as amended, this  registration  statement  has been signed by the  following  persons in the capacities and on the dates indicated:

Signature                                             Title                           Date
---------                                             -----                           ----

/s/ Merrill W. Sherman              President and Chief Executive Officer;        July 20, 2004
----------------------
    Merrill W. Sherman              Director

/s/ Albert R. Rietheimer            Chief Financial Officer and Treasurer         July 20, 2004
------------------------            Principal Financial and Accounting
    Albert R. Rietheimer            Officer)

/s/ Karen Adams                     Director                                      July 20, 2004
----------------
    Karen Adams

/s/ Anthony F. Andrade              Director                                      July 20, 2004
----------------------
    Anthony F. Andrade

/s/ John R. Berger                  Director                                      July 20, 2004
------------------
   John R. Berger

/s/ Malcolm G. Chace                Director                                      July 20, 2004
--------------------
   Malcolm G. Chace

/s/ Ernest J. Chornyei, Jr.         Director                                      July 20, 2004
---------------------------
    Ernest J. Chornyei, Jr.

/s/ Meredith A. Curren              Director                                      July 20, 2004
----------------------
    Meredith A. Curren

/s/ Karl F. Ericson                 Director                                      July 20, 2004
-------------------
   Karl F. Ericson

/s/ Margaret D. Farrell             Director                                      July 20, 2004
-----------------------
    Margaret D. Farrell

/s/ Mark R. Feinstein               Director                                      July 20, 2004
---------------------
    Mark R. Feinstein

/s/ Edward J. Mack, II              Director                                      July 20, 2004
----------------------
     Edward J. Mack II

/s/ Bogdan Nowak                    Director                                      July 20, 2004
----------------
    Bogdan Nowak

/s/ Pablo Rodriguez                 Director                                      July 20, 2004
-------------------
    Pablo Rodriguez

/s/ Cheryl W. Snead                 Director                                      July 20, 2004
-------------------
    Cheryl W. Snead

/s/ John A. Yena                    Director                                      July 20, 2004
----------------
    John A. Yena

                                  EXHIBIT INDEX

EXHIBIT
NUMBER        EXHIBIT
------        -------

5             Opinion of Hinckley, Allen &
              Snyder LLP

23.1          Consent of KPMG LLP

23.2          Consent of Hinckley, Allen &
              Snyder LLP (contained in their
              opinion filed as Exhibit 5)

24            Power of Attorney (included on
              signature page of this Registration
              Statement)

                                                                       Exhibit 5
                                                                       ---------

August 17, 2004

Bancorp Rhode Island, Inc.
One Turks Head Place
Providence, RI 02903

RE:      2004 Registration Statement on Form S-8 for Issuance of Additional Shares
         --------------------------------------------------------------------------
         under the 2002 Equity Incentive Plan.
         -------------------------------------

Ladies and Gentlemen:

We have  acted  as  counsel  to  Bancorp  Rhode  Island,  Inc.,  a Rhode  Island corporation (the "Company"), in connection with the filing by the Company of the
Registration  Statement  on Form S-8  (the  "Registration  Statement")  with the
Securities  and  Exchange  Commission  relating  to  an  additional  Twenty-Five
Thousand  (25,000)  shares of the Company's  common  stock,  par value $0.01 per share (the  "Common  Stock"),  issuable  pursuant to the  Company's  2002 Equity
Incentive Plan, as amended (the "Plan").

In  connection  with this opinion,  we have  examined the Company's  Articles of
Incorporation, the By-laws of the Company, the Registration Statement, corporate proceedings  of the Company  relating to the issuance of the Common  Stock,  the
Plan and such other  instruments  and documents as we have deemed relevant under the circumstances.

In making the  aforesaid  examination,  we have assumed the  genuineness  of all signatures and the conformity to original  documents of all copies  furnished to us as original or photostatic copies.

Based upon and subject to the  foregoing,  we are of the opinion that the Common
Stock  which may be issued  under  the Plan has been  duly  authorized  and when issued in accordance  with the terms of the Plan will be validly  issued,  fully paid and non-assessable.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration  Statement.  This opinion is rendered to you in connection with the  Registration  Statement,  and  except  as  consented  to in  the  preceding sentence,  may not be  relied  upon or  furnished  to any  other  person  in any context.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required  under Section 7 of the Securities
Act of  1933  or the  rules  and  regulations  of the  Securities  and  Exchange
Commission thereunder.

Very truly yours,

/s/ Hinckley, Allen & Snyder LLP

                                                                   Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Bancorp Rhode Island, Inc.

We consent to incorporation  by reference in the registration  statement on Form
S-8 of Bancorp  Rhode  Island,  Inc.  of our report  dated  February  27,  2004, relating to the  consolidated  balance sheets of Bancorp Rhode Island,  Inc. and subsidiaries  as of  December  31, 2003 and 2002,  and the related  consolidated statements of  operations,  changes in  shareholders'  equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the Annual Report on Form 10-K.

/s/ KPMG LLP

Providence, Rhode Island
August 17, 2004